Filed with the U.S. Securities and Exchange Commission on November 12, 2020 under the Securities Act of 1933, as amended.
Registration No. 333-249497
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
L&F Acquisition Corp.
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	98-1557361
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
150 North Riverside Plaza, Suite 5200
Chicago, IL 60606
312-701-1777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
JAR Sponsor, LLC
150 North Riverside Plaza, Suite 5200
Chicago, IL 60606
312-705-2786
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Christian O. Nagler Peter S. Seligson KIRKLAND & ELLIS LLP 601 Lexington Avenue New York, NY 10022 212-446-4800	Gregg A. Noel Michael J. Schwartz SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 213-687-5000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant (2)	23,000,000 Units	$10.00	$230,000,000	$25,093.00
Class A ordinary shares included as part of the units (3)	23,000,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units (3)	11,500,000 Warrants	—	—	— (4)
Total			$230,000,000	$25,093.00 (5)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	The filing fee has been previously paid.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
L&F Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-249497) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
Item 16.	Exhibits and Financial Statement Schedules.
Exhibit Index
EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Maples and Calder, Cayman Islands legal counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, JAR Sponsor, LLC and each of the officers and directors of the Registrant.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Registration and Shareholder Rights Agreement among the Registrant, JAR Sponsor, LLC and the Holders signatory thereto.
10.4	Form of Private Placement Warrants Purchase Agreement among the Registrant and JAR Sponsor, LLC.
10.5	Form of Indemnity Agreement.
10.6	Promissory Note issued to JAR Sponsor, LLC.*
10.7	Securities Subscription Agreement between JAR Sponsor, LLC and the Registrant.*
10.8	Form of Administrative Services Agreement between the Registrant and JAR Sponsor, LLC.
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24.1	Power of Attorney.
99.1	Consent of Senator Joseph Lieberman.*
99.2	Consent of Albert Goldstein.*
* Previously filed.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 12th day of November, 2020.
L&F Acquisition Corp.

By:	/s/ Adam Gerchen
Name: Adam Gerchen
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date

*	Chairman	November 12, 2020
Jeffrey C. Hammes

*	Chief Executive Officer (Principal Executive Officer)	November 12, 2020
Adam Gerchen

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2020
Tom Gazdziak

*	Director	November 12, 2020
Richard Levy
*By:
/s/ Adam Gerchen
Adam Gerchen
Attorney-in-fact
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